                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------

     (5)  Total fee paid:

          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:


          -------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------------

     (3)  Filing Party:

          -------------------------------------------------------------------

     (4)  Date Filed:

          -------------------------------------------------------------------

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


     You are cordially invited to attend the Annual Shareholders' Meeting to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Wednesday, July 2, 1997 at 10:00 a.m. for the purpose of:


          1. Electing Directors;


          2. Approving an amendment to the Articles of Incorporation to increase the number of shares of the Company's common stock authorized for issuance by an additional ten million shares ("Proposal 2");



          3. Considering a shareholder proposal to opt out of the Florida "Control Share Act"; and



          4. Transacting such other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on May 8, 1997 as the record date for determining shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     The vote of every shareholder is important. Whether or not you plan to attend the Meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

/s/ Lewis E. Christman, Jr.
Lewis E. Christman, Jr.
President & CEO


Date: May 23, 1997

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION


     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 1997 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Wednesday, July 2, 1997. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is May 23, 1997.



     The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted for the election of directors, Proposals 2 and 4 and against the shareholder proposal.


RECORD DATE AND VOTING SECURITIES


     The Board of Directors has fixed the close of business on May 8, 1997 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of May 8, 1997 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of May 8, 1997, the Company had outstanding 11,030,000 shares of Common Stock.


VOTING PROCEDURES

     Under Florida law and the Amended and Restated Bylaws of the Company (the "Bylaws"), a majority of shares of the Common Stock entitled to vote, represented by person or proxy, constitutes a quorum at a meeting of shareholders.


     Under the Florida Business Corporation Act, directors are elected by a plurality of the affirmative votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Article IX of the Company's Articles of Incorporation, as amended (the "Articles"), provides that an amendment to such Articles must be approved at a shareholders' meeting by at least a majority of the stock entitled to vote on the amendment. Accordingly, Proposal 2 and the proposal by shareholder Glen F. Ceiley to opt out of the Florida Control Share Act by amending the Articles (the "Ceiley Proposal") must be approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote on these matters. Other matters are approved if a quorum exists and the votes cast favoring the action exceed the votes opposing the action.



     Under Florida law, abstentions and broker non-votes have no effect on the election of directors. Abstentions will have the effect of a negative vote on each of the proposed amendments to the Articles. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the market on which the stock is traded because the beneficial owner of the shares held in street name has not provided voting instructions on the matter. Under applicable market rules, brokers will not have authority to vote without instruction from the beneficial owner on matters which are subject to a counter solicitation, and thus a broker non-vote will have the same effect as a vote against such proposals. With respect to other proposals on which brokers have the authority to vote the shares without instruction from the beneficial owner, a broker non-vote will have the same effect as a vote against such proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT


     The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), by
(i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding and (ii) all officers and director nominees of the Company as a group. The shares of Common Stock beneficially owned by each director nominee are shown in the table beginning on page 4 of this Proxy Statement.



                                                                  AMOUNT OF
                                                                    COMMON
NAME AND ADDRESS OF                                           STOCK BENEFICIALLY     PERCENT OF
BENEFICIAL OWNER                                                    OWNED              CLASS
-------------------                                           ------------------     ----------
Bisco Industries, Inc.......................................      1,070,890(1)          9.7%
  704 W. Southern Avenue
  Orange, CA 92865
Heartland Advisors, Inc.....................................        900,000(2)          8.2%
  790 N. Milwaukee Street
  Milwaukee, WI 53202
Cerberus Partners, L.P......................................        700,000(3)          6.0%
  950 Third Ave., 20th Floor
  New York, New York 10022
All Officers and Director...................................        458,891(4)          4.1%
  Nominees as a Group (6 Persons)


---------------


(1) Based on information set forth in Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on May 19, 1997, Bisco Industries, Inc. ("Bisco") owns 457,100 shares; Glen F. Ceiley, President and a director of Bisco, owns 95,600 shares, individually; the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owns 518,190 shares. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and to dispose of the shares owned by Bisco and the Bisco Plan.


(2) Based on information contained in a Schedule 13G filed with the Commission as of February 12, 1997, Heartland Advisors, Inc. claimed sole voting and dispositive power with respect to all 900,000 shares of the Common Stock.


(3) Represents shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 700,000 shares for $.40 per share. None of such shares are outstanding.


(4) Includes an aggregate 262,250 of shares of Common Stock which certain of the Company's executive officers and directors have the right to acquire immediately or within sixty days (60) upon the exercise of certain options granted pursuant to the Company's various stock option plans.


BOARD OF DIRECTORS AND STANDING COMMITTEES


     The business of the Company is under the general management of a Board of Directors as provided by the Florida Business Corporation Act. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint committees, the Board of Directors has appointed an Audit Committee and an Executive Compensation Committee.


     The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. Currently, the members of the Audit Committee are Directors Gray and Glickstein, each of whom are non-employee Directors, and Director Christman. The Audit Committee held one meeting during fiscal year 1996. All members of the Audit Committee attended this meeting.

     The Executive Compensation Committee administers the Company's employee stock option plans and is responsible for granting qualified stock options to officers and managerial employees of the Company. The non-employee members of the Executive Compensation Committee are responsible for establishing the salary and annual bonuses paid to the Chief Executive Officer and, in consultation with the CEO, the salaries of the other executive officers of the Company. The current members of the Executive Compensation Committee are Directors Glickstein and Gray, each of whom are non-employee Directors, and Director Christman. The Executive Compensation Committee held three meetings during fiscal year 1996. All members of the Committee attended these meetings.


     The Board of Directors held 9 meetings during fiscal year 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors.

     The Board of Directors does not have a Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Christman, the Company's Chief Executive Officer, served as a member of the Executive Compensation Committee in 1996. He does not participate in any discussions or decisions regarding his own compensation.


     Director Glickstein is a partner with the law firm of Glickstein & Glickstein, P.A. which was retained by the Company in fiscal year 1996 and may be retained to provide legal advice to the Company from time to time in the future.


DIRECTOR COMPENSATION

     Three of the five director nominees are not employees of the Company. In order to attract and retain highly qualified independent directors through an investment interest in the Company's future success, the Company enacted in 1985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Director's Plan").

     Each director eligible under the Directors Plan annually receives an option to purchase 9,000 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $10,000. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

     On January 1, 1997 options were granted to Directors Gray and Glickstein for the purchase of 9,000 shares each at a purchase price of $.01 per share. Since the price of the stock was $.5938 on January 2, 1997, the Company granted an additional 8,130 shares to each eligible director at a purchase price of $.01 per share so that the market value of all options granted in 1997 exceeded the option exercise price by $10,000.

     Directors who are full-time employees of the Company receive $100 for each Board of Directors meeting attended. Directors who are not employees of the Company receive a fee of $500 for each Board of Directors meeting attended. No fees are awarded directors for attendance at meetings of the Audit or Executive Compensation Committees of the Board of Directors.

     The Company has entered into a one-year consulting agreement with Mr. Martin, a director of the Company, in connection with his retirement as an officer of the Company, for a retainer of $13,500 and continued medical and other insurance benefits. Under the consulting agreement, Mr. Martin also agreed not to take certain actions to compete with the Company or to interfere with its business relationships for a period of two years after termination of the consulting agreement. If the consulting agreement is terminated by the Company "without cause" (as defined in such agreement), the Company must pay the balance of any consulting fee for the remaining term of the agreement.

MATTERS TO BE ACTED UPON


     Proposal 1: Election of Directors


     The Board of Directors recommends that the shareholders vote for the election of the five (5) nominees listed below to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the nominees presently is serving as a director of the Company. Mr. Christman was appointed in February 1993 and elected by the shareholders at the 1993 annual meeting. Directors Gray and Glickstein were appointed in June 1994 and elected by the shareholders in August 1994. Director Martin was elected by the shareholders in June 1995. Mr. Alexander was appointed to the Board in July 1996. Should any one or more of the nominees become unavailable to accept nomination or election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.



                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED     PERCENT
                                                                              AS OF              OF
          NAME                      BUSINESS EXPERIENCE AND AGE           MAY 8, 1997(1)      CLASS(2)
          ----                      ---------------------------         ------------------   -----------
Lewis E. Christman, Jr.      President & CEO of the Company since            111,409            1.00%
                             April 1994. Purchasing consultant to the
                             Company from January 1994 to March 1994.
                             Partner, East Coast Marketing since 1990;
                             Chairman of the Board of Neptune
                             Marketing Inc. (food broker) from 1979 to
                             1989. Age 77.
Joseph M. Glickstein, Jr.    Partner, Glickstein & Glickstein, law            60,059             .54%
                             firm since 1950. Age 70.
Richard M. Gray              Partner, Gray & Kelley, CPAs, since 1973.        60,059             .54%
                             President & Director of Universal Marion
                             Corp. since 1973. Age 65.
Robert J. Martin             Consultant to the Company since January         105,614(3)          .95%
                             1997. Vice President of the Company from
                             April 1994 to January 1997. Vice
                             President of Steak House Construction
                             Corporation, the Company's wholly owned
                             construction subsidiary, since 1981. Age
                             68.
Edward B. Alexander          Vice President of Finance of the Company         94,500             .85%
                             since December 1996. Secretary/Treasurer
                             of the Company from November 1990 to
                             December 1996; Controller of the Company
                             from January 1989 to April 1990. Age 38.


---------------


(1) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within sixty
    (60) days of May 8, 1997, as follows: Lewis E. Christman, Jr., 100,000 shares; Robert J. Martin, 53,000 shares; Edward B. Alexander, 82,000 shares.


(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of May 8, 1997, plus any stock options or warrants exercisable by such person within 60 days following May 8, 1997.


(3) Includes 5,800 shares owned by the spouse of Mr. Martin.

     There are no family relationships between any of the nominees and executive officers of the Company. There are no arrangements or understandings between any director and any other person pursuant to which any of the nominees has been nominated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Commission and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 1996 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee"), currently consisting of Directors Christman, Glickstein and Gray, uses the following objectives as guidelines for its executive compensation decisions: to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

     The Company's compensation package in 1996 for its executive officers consisted of base salary and stock option grants. The Committee (with Mr. Christman abstaining) determined stock option awards and salary level for the Company's Chief Executive Officer. The Chief Executive Officer, in consultation with the Committee, made decisions regarding salary and annual bonuses and recommendations regarding stock option grants to other executive officers of the Company.

  General Compensation Policies

     In general, base salary levels are set at the minimum levels believed by the Company's Chief Executive Officer to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

     The Company's Chief Executive Officer adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Chief Executive Officer also uses his subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

     Each of the Committee and Chief Executive Officer may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

     The non-employee members of the Committee determine stock option grants to the Chief Executive Officer. The Committee determines annual stock option grants to other executive officers and to other eligible employees based on recommendations of the Chief Executive Officer. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. In making awards in 1996, the Chief Executive Officer and the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's performance and the need for a long term focus on improving shareholder value.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

  CEO Compensation

     Mr. Christman has served as President and Chief Executive Officer of the Company since April 1994. Considering the continued profitability of the Company in 1996, the Company's successful debt refinancing, and the strategic vision for the Company being developed and implemented by Mr. Christman, the Committee (with Mr. Christman abstaining) recommended, and the Board of Directors approved, an extension of Mr. Christman's Employment Agreement which maintains his salary at $130,000 per year through June 1998.

                                          Respectfully Submitted,

                                          Lewis E. Christman, Jr.
                                          Joseph M. Glickstein, Jr.
                                          Richard M. Gray

EXECUTIVE PAY

     The summary compensation table below sets forth a summary of the compensation earned by the Company's chief executive officers from 1994 to 1996 (each a "Named Executive"). No disclosure of compensation paid to other executive officers is required as the total salary and bonus paid to such executive officers does not exceed the reporting threshold of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION         ---------------------------------
                                         ------------------------------    SECURITIES
                                                         OTHER ANNUAL      UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   COMPENSATION(2)   OPTIONS #(3)   COMPENSATION($)(4)
  ---------------------------     ----   ------------   ---------------   ------------   ------------------
Lewis E. Christman, Jr..........  1996     $130,000         -0-              -0-              $ 1,625
  President & CEO                 1995      109,538         $20,000         200,000               488
                                  1994       63,794         -0-              20,409                --
George F. Staudter..............  1994     $ 38,654         -0-              -0-              $20,000
  President & CEO, December 1993
  to April 1994

Explanation of Columns:

(1) Salary: Total base salary paid during the year.

(2) Other Annual Compensation: Specific forms of cash and non-cash compensation paid, awarded or earned not properly categorized as salary or bonus and designated as Other Annual Compensation under the rules and regulations of the Commission. The value of all personal benefits and perquisites received by the Named Executives was less than the required reporting threshold, except for an automobile allowance of $20,000 paid to Mr. Christman in 1995. This automobile allowance is paid every other year under the terms of Mr. Christman's Employment Agreement.

(3) Securities Underlying Options: Number of shares of Common Stock underlying grants of options made during the year.

(4) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown include $20,000 as severance payment to Mr. Staudter upon his resignation, and contributions of $1,625 and $488 to the Company's 401(k) Plan on behalf of Mr. Christman to match a portion of his deferred contributions in 1996 and 1995, respectively.

  Option Exercises And Year-End Option Value

     The following table sets forth information concerning the number and value of unexercised options to purchase the Company's Common Stock held by the Named Executive at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR, AND YEAR-END OPTION VALUE

                                                                          NUMBER OF
                                                                         SECURITIES           VALUE OF
                                                                         UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                               SHARES                 OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                              ACQUIRED                  YEAR-END (#)        YEAR-END ($)
                                             ON EXERCISE    VALUE     -----------------   -----------------
                                               IN 1996     REALIZED     EXERCISABLE/        EXERCISABLE/
                   NAME                          (#)         ($)        UNEXERCISABLE     UNEXERCISABLE (1)
                   ----                      -----------   --------   -----------------   -----------------
Lewis E. Christman, Jr.....................      --          --         100,000/100,000    $22,500/22,500

---------------

(1) Market value of underlying securities at year end ($.625 at December 31, 1996, the last trading day of the Company's fiscal year), minus the exercise price of $.40.

EMPLOYMENT AGREEMENTS

     In December 1996, the Company extended until June 19, 1998 its employment agreement with Lewis E. Christman, Jr., providing for continued base compensation of $130,000 per year, in addition to medical, disability and other benefits in accordance with Company policy, such stock options as may be granted by the Board of Directors from time to time and a bi-annual automobile allowance. The agreement further provides that Mr. Christman will be entitled to receive, in a lump sum, the salary due for the remaining term of the agreement upon the Company's termination of his employment "without cause" (as defined in such agreement).

INTERESTS OF CERTAIN PERSONS

     In addition to other arrangements and agreements described elsewhere in this Proxy Statement, the following arrangements and agreements between Company and its officers and directors may be affected if the shareholder proposal described below is duly approved by the shareholders and the partial tender offer initiated by Bisco on March 6, 1997 is consummated.

     On October 1, 1996, the Company entered into a two year employment agreement with Edward B. Alexander pursuant to which he agreed to serve as the Company's Chief Financial Officer and Treasurer for an annual salary of $90,000 plus benefits in accordance with Company policy and such stock options as may be granted by the Board of Directors from time to time. The agreement further provides that Mr. Alexander will be entitled to receive, in a lump sum, the salary due for the remaining term of the agreement upon the Company's termination of his employment "without cause" (as defined in such agreement).

     The Company's Amended Employee Stock Option Plan and option agreements executed thereunder provide that options granted thereunder become immediately exercisable if a person acquires beneficial ownership of 33% or more of the outstanding shares of the Company's Common Stock. Similarly, the Company's Long Term Incentive Plan provides that options granted thereunder will become immediately exercisable upon, among other events, any person's becoming the beneficial owner directly or indirectly of 25% or more of the combined voting power of the shares or the first purchase of the Company's shares pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company). The executive officers holding affected options, the number of affected shares and the exercise price thereof were set forth in a table included in the Company's Schedule 14D-9 previously provided to the shareholders.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The Commission requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ market index and the Media General Restaurant Index is shown on the following graph. The Media General Restaurant Index includes 243 publicly held restaurant companies.

     This graph assumes that $100 was invested on January 1, 1992 and all dividends were reinvested in the Company's Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

        Measurement Period            Family Steak
      (Fiscal Year Covered)         Houses of Florida   Industry Index      NASDAQ Market
1991                                           100.00             100.00             100.00
1992                                            70.84             122.90             100.98
1993                                            66.67             134.29             121.13
1994                                            37.51             120.90             127.17
1995                                           104.17             165.23             164.96
1996                                            83.33             167.06             204.98

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     The Audit Committee has not yet recommended to the Board of Directors an accounting firm to be engaged as independent auditor for the Company for 1997. The firm of Deloitte & Touche, LLP, served as the independent accountants for the Company for the fiscal year ending January 1, 1997. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions.



     Proposal 2. Amendment of Articles of Incorporation to Increase the Number of Authorized Shares



     The Board of Directors has voted unanimously to authorize an amendment to the Company's Articles and to recommend such proposed amendment to the shareholders for adoption. Proposal 2 would amend Part A of Article IV to increase the number of shares of Common Stock authorized for issuance from 20 million to 30 million. The text of Proposal 2 is set forth in Appendix A and will replace the current text of Part A of Article IV if approved.

REASONS FOR AND EFFECTS OF THE ARTICLES AMENDMENT


     As previously described in a mailing to shareholders on or about March 19, 1997, the Company has declared a distribution of Rights to each holder of Common Stock as of March 19, 1997 under a Rights Agreement dated as of March 18, 1997 (the "Rights Agreement") with ChaseMellon Shareholder Services, Inc., as rights agent (the "Rights Agent").



     The Rights Agreement gives the Board of Directors the option of exchanging one share of Common Stock for each Right or issuing additional shares of Common Stock upon the exercise of the Rights upon the occurrence of certain events described in the Rights Agreement.



     The Board of Directors is seeking to amend the Articles to increase the number of shares of Common Stock authorized for issuance so that it will have an adequate number of shares of Common Stock to declare this one-for-one exchange of Common Stock for Rights under the Rights Agreement. Currently, the number of shares of Common Stock authorized for issuance is not sufficient to fully implement this exchange under the Rights Agreement. In addition to having the ability to issue the additional 10 million shares of Common Stock as part of an exchange pursuant to the Rights Agreement, the Board may also issue these additional shares from time to time for proper corporate purposes including issuing shares under options and other incentive compensation plans, to declare stock dividends, to make acquisitions and to raise additional capital. If the shareholders approve Proposal 2, the Board of Directors may issue additional shares of Common Stock without further shareholder approval except to the extent required by the Articles, by Florida or federal securities laws, or by the market on which the shares of Common Stock are listed at the time of the issuance. In addition, any additional shares of Common Stock to be sold in a public sale would have to be registered under the Securities Act of 1933, as amended.



     Prior to its obtaining shareholder approval of Proposal 2, if certain triggering events outlined in the Rights Agreement occur, the Board may decide to issue available shares upon exercise of the Rights or to exchange Rights on a pro rata basis up to the number of shares of Common Stock currently available for issuance with the remaining shares of Common Stock issuable subject to shareholder approval of Proposal 2. If the shareholders do not approve Proposal 2, the Board will consider such other options as may be available to it under the Rights Agreement and applicable law in light of the then current circumstances.



     The one-for-one exchange of shares of Common Stock or other issuance of additional shares of the Common Stock under the Rights Agreement or the issuance of additional shares of Common Stock in certain other circumstances could render it more difficult or discourage an attempt to gain control of the Company, even if the takeover attempts may be considered desirable by some of the Company's shareholders. Tender offers are often made at prices higher than the prevailing market price of the corporation's stock. Similarly, accumulations of the Company's shares in the open market by persons seeking to acquire control of the corporation may increase the market price to levels that are higher than might otherwise be the case. Accordingly, the deterrence of such takeover attempts may deprive shareholders of opportunities to sell their shares at temporarily higher market prices. As the shareholders are aware, the Company has recently been the target of an unsolicited tender offer by Bisco commenced on March 6, 1997 and currently scheduled to expire on May 23, 1997. If Proposal 2 is approved and the Board issues additional shares under the Rights Agreement, Bisco may decide not to acquire any shares of the Common Stock pursuant to its tender offer.



     The Board believes that adopting Proposal 2 is prudent, advantageous and in the best interests of shareholders because it will enable the Board to fully implement the protections provided by the Rights Agreement. If the circumstances change and the Board determines that the Bisco offer is in the best interests of the Company and its shareholders, it may decide not to issue any additional shares, redeem the Rights as provided by the Rights Agreement and take other action it deems advisable. The Board also believes the advantages of having the ability to fully implement the Rights Agreement and to issue additional shares from time to time for general corporate purposes outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of the Company.



     The foregoing summary description of Proposal 2 is not intended to be complete and is qualified by reference to the complete text of the amendment, which appears as Appendix A. In addition, the foregoing description of the Rights Agreement is not intended to be complete and is qualified by reference to the full text of the Rights Agreement which has been filed with the Commission as an exhibit to the Company's Registration Statement on Form 8-A dated March 19, 1997. A copy of the Rights Agreement can be obtained by writing the Secretary of the Company at its principal executive offices.


     Proposal 2 must be approved by the affirmative vote of a majority of the shares of Common Stock entitled to vote on the matter.



     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.



     Proposal 3. Shareholder Proposal to Opt Out of the Florida Control Share
Act


     Glen F. Ceiley, the President, a director and sole shareholder of Bisco, has notified the Company that he will present the following amendment to the Company's Articles for consideration at the Company's 1997 Annual Meeting of Shareholders. The address and number of shares of the Company's Common Stock beneficially owned by Mr. Ceiley are set forth above under "Security Ownership of Certain Beneficial Owners and Management." The Ceiley Proposal to amend the Articles is as follows:

          WHEREAS, the Florida "Control Share Act" eliminates the right of a holder of a significant percentage of the Company's voting securities from voting all such shares unless, subject to certain exceptions, such rights are approved by the shareholders or Board of Directors.

          WHEREAS, the Company is permitted to "opt out" of the provisions of the "Control Share Act" by an amendment to its Articles of Incorporation or Bylaws;

          NOW, THEREFORE, be it

          RESOLVED, that the Articles of Incorporation of the Company be amended to provide that Section 607.0902 of the Florida Business Corporation shall not apply to control-share acquisitions of shares of the Company.


     Adoption of the Ceiley Proposal will make the provisions of Section
607.0902 of the Florida Business Corporation Act (the "Control Share Act") inapplicable to control share acquisitions of shares of the Company's Common Stock. As the shareholders are aware, Mr. Ceiley through his company Bisco commenced an unsolicited tender offer on March 6, 1997 which is currently scheduled to expire on May 23, 1997. He is also seeking shareholder consent to a number of proposals, including a proposal to opt out of the Control Shares Act through an amendment to the Company's Bylaws. The Board unanimously opposes each of the proposals set forth in the Bisco consent solicitation and has mailed to each shareholder a Revocation of Consent Statement outlining the reasons for its opposition.


     Approval of the Ceiley Proposal requires the affirmative vote of a majority of the shares of Common Stock entitled to vote on the matter.

BACKGROUND ON THE CONTROL SHARE ACT

     Pursuant to the Control Share Act, an "acquiring person" who makes a "control share acquisition" of shares of an "issuing public corporation" may not exercise voting rights for any "control shares" unless (1) the corporation's articles of incorporation or bylaws provide that the Control Share Act does not apply to control share acquisitions of the corporation's shares, (2) the acquisition is consummated in certain circumstances including an acquisition of shares approved by the issuing public corporation's board of directors, or (3) such voting rights are conferred by the affirmative vote of a majority of the issuing public corporation's disinterested shareholders at a meeting or by written consent of such shareholders.

     A "control share acquisition" is defined as the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. "Control shares" are shares that, except for the Control Share Act, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; and (iii) a majority or more of all voting power. All shares, the beneficial ownership of which is acquired within ninety (90) days before or after the date of acquisition of beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, are deemed to have been acquired in the same acquisition.


     An "issuing public corporation" means a corporation that has (i) 100 or more shareholders, (ii) its principal place of business, principal office or substantial assets in Florida, and (iii) either (a) more than 10% of its shareholders resident in Florida, (b) more than 10% of its shares owned by residents of Florida, or (c) 1,000 shareholders resident in Florida. The Company qualifies as an "issuing public corporation."



     The above provisions do not apply to a control share acquisition of shares of an issuing public corporation whose articles of incorporation or bylaws in effect before such control share acquisition provide that the Control Share Act does not apply to control share acquisitions of its shares. The Company's Articles and Bylaws currently do not exclude the Company from the protections provided by the Control Share Act. If the Ceiley Proposal is adopted, the Control Share Act will no longer apply to control share acquisitions of the shares of the Company's Common Stock, whether by Mr. Ceiley, his company, Bisco, or otherwise.


SUPPORTING STATEMENT

     Mr. Ceiley submitted the following statement in support of the Ceiley
Proposal:


          "The Company currently is subject to the provisions of Section
     607.0902 of the Florida Business Corporation Act, also known as the 'Control Share Act'. Under this law, except in certain limited circumstances, the right of a shareholder to vote shares of the Company's common stock acquired above certain specified thresholds of ownership (20%, 33%, and 50%) is eliminated, unless voting rights for such shares have been approved by either the shareholders of the corporation or its board of directors. The 'Control Share Act' permits a corporation to "opt out" of its provisions by amending its articles of incorporation or bylaws to provide that the act shall not apply to control-share acquisitions of shares of the corporation. The proponent of this proposal encourages all shareholders to vote for this resolution and affirm the rights of all shareholders to vote their shares regardless of the percentage of the outstanding shares of the Company's common stock owned by them.



          The proponent of this proposal believes that all shareholders of a public corporation should have equal voting rights, regardless of the number of shares owned. The proponent believes that the possibility of owning shares without voting rights decreases the attractiveness of the Company's shares to an investor who might be interested in paying a premium price for a significant number of shares, since such an investor would not be likely to do so if such shares could not be voted on matters submitted to the shareholders for approval. In addition, the proponent believes that requiring a shareholder to seek approval from the shareholders or Board of Directors to vote shares acquired above certain thresholds, the Florida 'Control Share Act' erects an unnecessary barrier to a shareholder seeking to obtain a significant interest in the Company's shares. In summary, it decreases potential purchases which in turn decreases share price and shareholder value.


          The proponent urges all shareholders to vote for this resolution."

RECOMMENDATION OF THE BOARD

     The Board recommends AGAINST the Ceiley Proposal to opt out of the Control Share Act for a number of reasons. The Board believes the Control Share Act was enacted to protect Florida corporations and their shareholders from a person seeking to acquire a substantial block of shares of a public company and to limit such person's ability to control the corporation. Without the Control Share Act, a person could acquire a controlling block of a corporation's stock through periodic purchases at current market prices without paying a premium to shareholders for such control. The Control Share Act also encourages a person interested in acquiring control of a public corporation to negotiate with its board of directors. The Company's Board believes that its ability to negotiate with a potential acquiror is significantly greater than that of the shareholders, individually. While a bidder may make an offer that is higher than the current market price, without negotiations with the corporation's board of directors, the premium may not compensate for the long-term prospects and other factors affecting the corporation's value. The Board is also in a better position to discuss and evaluate other aspects of the offer with the acquiror, such as the acquiror's experience, future strategies for the corporation, financial resources, and other matters that can affect the value of the offer.


     The Board also objects to Mr. Ceiley's use of the shareholder proposal process to obtain voting rights for shares of the Company's stock he seeks to acquire. The Control Share Act provides that voting rights may be granted by a shareholder resolution. If voting rights are accorded by shareholder resolution, rather than an amendment to the Articles as proposed by Mr. Ceiley, and if the acquiror acquired a majority or more of the Common Stock and certain other conditions are met, the shareholders would have the right to assert dissenters' rights and obtain the "fair value" of their shares of the Company's Common Stock. By seeking an amendment to the Articles rather than using the process specified in the Control Share Act, Ceiley may deprive the shareholders of their dissenters' rights to obtain the "fair value" of their shares which, under the Control Share Act, may not be less than the highest price paid per share in a control share acquisition.


     Furthermore, the Control Share Act provides that in approving a shareholder resolution to accord voting rights to control shares, "interested shares" are excluded from the votes entitled to be cast. As defined under the Control Share Act, interested shares are those held by (1) an acquiring person or a member of a group with respect to a control share acquisition, (2) the Company's officers, and (3) directors who are also employees of the Company. By proposing an amendment to the Articles rather than a shareholder resolution, Mr. Ceiley retains the ability to vote his shares and those of Bisco on his proposal and circumvents the protection provided by Florida law of excluding interested shares from the vote.


     The Board believes that approval of the Ceiley Proposal will facilitate further acquisitions of the Company's stock by Mr. Ceiley, Bisco and their affiliates. As previously noted in the Schedule 14d-9 which was mailed to each shareholder on or about March 19, 1997 and in the Company's Revocation of Consent Statement mailed to the shareholders on or about May 1, 1997, the Board has serious concerns about Mr. Ceiley's and Bisco's acquisition of control of the Company. These concerns include, without being limited to, the Board's uncertainty regarding Mr. Ceiley's motive for seeking to acquire effective control of the Company, the lack of information provided about his strategies for the Company, his stated potential strategy to dispose of the Company's restaurant operations which could lead to the Company's loss of its exclusive franchise rights in North and Central Florida, the disruptive influence of Mr. Ceiley and Bisco on the Company's relationships with its franchisor and lender, the lack of depth in Bisco's management team, Mr. Ceiley's lack of experience and expertise in the franchised restaurant industry and with public companies, Bisco's apparently limited financial resources and the relatively slight premium offered in the tender offer compared to the trading price of the Company's common stock immediately prior to announcement of the tender offer.


     The Board has also learned that Mr. Ceiley has a history of unsuccessful hostile offers, including an offer to acquire Bell Industries, Inc., a large distributor of electronic components, which was rejected by Bell as not being credible, and a second unsolicited offer to acquire RB&W Corporation ("RB&W"), an Ohio-based maker and distributor of fasteners and metal parts. RB&W also rejected the offer citing Bisco's failure to identify the source and viability of its financing. Mr. Ceiley then submitted a shareholder proposal recommending the active and immediate solicitation of offers to sell RB&W. Mr. Ceiley's proposal was included in RB&W's proxy statement for the 1992 annual meeting of shareholders and was overwhelmingly rejected by the RB&W shareholders. In both of these situations, Mr. Ceiley's offer likely resulted in additional costs to these companies and diversion of management time without Mr. Ceiley paying any amounts to these companies' shareholders through his offers. The Board believes that the Bisco tender offer and the Ceiley

Proposal also waste the Company's time and money and urges its shareholders to vote against the Ceiley Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE CEILEY PROPOSAL AND RECOMMENDS A VOTE AGAINST THE CEILEY PROPOSAL.


     Proposal 4. Other Matters



     In its Revocation of Consent Statement, the Company stated its intention to propose an amendment to the Company's Articles to divide the Board of Directors into three classes, permit removal of directors only for cause, and require an 80% vote of directors then in office to fill vacancies occurring in the Board of Directors. The Board of Directors has given serious, thoughtful consideration to the number and complexity of choices to be made by the shareholders and in an effort to reduce the amount of time required for shareholders to properly consider the issues, has decided to postpone consideration of this amendment to the Articles of Incorporation.


     The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS


     Proposals of shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than January 23, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission. Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws currently require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws.


SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications ("CIC") to assist in the solicitation of the revocation of shareholder consents, proxies for the 1997 Annual Meeting and other shareholder communications for a fee of $25,000 plus reasonable disbursements, postage, filing fees, courier charges, data transmissions and other expenses approved by the Company. Following the original mailing of the proxy solicitation material, regular employees of the Company may solicit proxies by mail, telephone, facsimile and other electronic means. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

                                    By Order of the Board of Directors

                                    /s/ Lewis E. Christman, Jr.
                                    Lewis E. Christman, Jr.
                                    President and CEO


Date: May 23, 1997

                                                                      APPENDIX A


     TEXT OF PROPOSED REVISION TO PART A OF ARTICLE IV OF THE ARTICLES OF
INCORPORATION:

          A. Common Stock. Thirty Million (30,000,000) shares of Common Stock having a par value of one cent ($.01) per share. The whole or any part of the Common Stock of this corporation shall be payable in lawful money of the United States of America, or in property, labor or services at a just valuation to be fixed by the Board of Directors.

                                                                     APPENDIX B


                     FAMILY STEAK HOUSES OF FLORIDA, INC.
             2113 Florida Boulevard, Neptune Beach, Florida 32266
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned hereby appoints Michael Walters and Patrick Fekula
(the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak Houses of Florida, Inc. (the "Company"), owned by the undersigned on May 8, 1997, at the 1997 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on July 2, 1997 and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:

               (Continued and to be signed on the reverse side)




                             FOLD AND DETACH HERE


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY           PLEASE MARK    [X]
THE UNDERSIGNED.  IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR                    YOUR VOTES AS
PROPOSALS 1, 2, AND 4 AND AGAINST PROPOSAL 3.                                            THIS EXAMPLE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2, AND 4 AND AGAINST PROPOSAL 3.

  1. ELECTION OF DIRECTORS            2.  AMENDMENT TO COMPANY ARTICLES TO     3.  PROPOSAL TO OPT OUT OF FLORIDA CONTROL SHARE ACT
                                          INCREASE AUTHORIZED COMMON SHARES    FOR proposal to Opt out of Florida Control Share Act
      FOR all nominees listed             FOR the proposal to amend Articles   AGAINST proposal to Opt out of Florida Control
      (except as marked in the            increase authorized common shares    Share Act.
      contrary, see instruction           AGAINST the proposal to amend
      below [  ]                          Articles to increase authorized
                                          common shares.
                                                 FOR      AGAINST     ABSTAIN            FOR        AGAINST   ABSTAIN
                                                [    ]    [    ]      [    ]            [   ]       [    ]    [    ]
   WITHHOLD AUTHORITY to vote         4.  OTHER MATTERS
   for all nominees listed                FOR  Proxy Agents to  vote in their
   below [   ]                            comcretion as to such other materials
                                          may properly come before the meeting

   Edward B. Alexander,                   WITHHOLD AUTHORITY for Proxy Agents
   Lewis E. Christman, Jr.                to vote in their discretion as to
   Joseph M. Glickstein, Jr.              such other matters as may presently
   Richard M. Gray and                    come before the meeting
   Robert J. Martin
                                                            WITHHOLD
                                            FOR             AUTHORITY
                                           [    ]           [    ]
   (To withhold authority to vote for any
   individual nominee, strike out that
   nominee's name)






                                                                                           The undersigned hereby revokes any proxy
                                                                                           heretofore given with respect to said
                                                                                           stock and acknowledges receipt of the
                                                                                           Notice of Annual Meeting and Proxy
                                                                                           Statement dated May 8, 1997.

                                                                                           ----------------------------------------
                                                                                           Signature(s)

                                                                                           -----------------------------------------
                                                                                           Signature(s)

                                                                                           -----------------------------------------
                                                                                           Title or Capacity

                                                                                           DATED:                             , 1997
                                                                                                  ---------------------------
                                                                                           IMPORTANT: Please date this proxy and
                                                                                           sign exactly as your name or names appear
                                                                                           hereon.  If the shares are held jointly,
                                                                                           signatures should include both names.
                                                                                           Personal representatives, executors,
                                                                                           guardians and others signing in a
                                                                                           representative capacity should give full
                                                                                           title.  PLEASE RETURN PROMPTLY IN THE
                                                                                           ACCOMPANYING ENVELOPE
